UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

ACCO BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 541-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.05—Costs Associated with Exit or Disposal Activities

On February 15, 2012 the Company committed to new cost savings plans intended to improve the efficiency and effectiveness of its U.S. and European businesses. The cost savings activities will principally take place in U.S. direct sales and customer service operations. Approximately 145 positions are expected to be eliminated as a result of these actions. The Company believes these actions will benefit its efforts to improve profitability and enhance shareholder value.

The actions to be taken, including several additional actions to follow, are expected to result in approximately $8 million in annualized cost savings when fully realized, with approximately $5 million to be realized in 2012. In connection with these actions, the Company expects to incur pretax charges of approximately $7 million in 2012. These charges will predominantly be recorded in the quarter ending March 31, 2012, and will principally represent employee termination and severance costs. Cash costs related to these charges, net of anticipated asset sale proceeds, are expected to be approximately $5 million which the Company expects to fully recover in savings over the remainder of 2012. The Company will work, where required, with its various works councils (worker representatives selected pursuant to local labor laws) in Europe to develop and finalize implementation plans in accordance with local labor laws and practices.

The actions described in the two preceding paragraphs are independent of and not a part of any plan of integration related to the Company’s previously announced proposed acquisition of the Consumer and Office Products business (“C&OP Business”) of MeadWestvaco Corporation.

This Current Report on Form 8-K contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning our financial and business prospects in 2012 and over future years, including margin improvement actions, restructuring activities, restructuring charges, cash expenditures and cost savings. These statements, which represent the Company’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements. The ultimate results of any restructuring and business improvement actions depend on a number of factors, including potential changes to the final implementation plan, the input of the various European works councils on the terms of restructuring, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring and other business improvement initiatives and the level of success achieved through such actions in improving competitiveness efficiency and effectiveness. Actions and events associated with the proposed acquisition of the C&OP Business also may cause actual results to differ from our Forward Looking Statements. We caution that undue reliance should not be placed on Forward-Looking Statements, which speak only as of the date made.

Except as may be required under applicable law, we undertake no duty to update our Forward-Looking Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: February 21, 2012	By:	/s/ Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel